Form 8-K
Exhibit 99-01

MEDIA CONTACT:
Sherrie Gutierrez
Silicon Image, Inc.
Phone: 408-616-4017
Sherrie.Gutierrez@siliconimage.com

INVESTOR RELATIONS CONTACT:
Alex Chervet
Silicon Image, Inc.
408-616-4153
Alex.Chervet@siliconimage.com

SILICON IMAGE ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2014 EARNINGS RESULTS

SUNNYVALE, Calif., February 5, 2015 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of multimedia connectivity solutions and services, today reported financial results for its fourth quarter and full year 2014.

Revenue for the fourth quarter of 2014, ended December 31, 2014, was $66.6 million, compared with $70.3 million in the third quarter of 2014 and $61.4 million in the fourth quarter of 2013. Full year 2014 revenue was $258.1 million compared to $276.4 million for full year 2013.

GAAP net income for the fourth quarter of 2014 was $30.8 million, or $0.39 per diluted share, compared with a GAAP net income of $10.3 million, or $0.13 per diluted share, for the third quarter of 2014 and a GAAP net loss of $1.0 million, or ($0.01) per diluted share, for the fourth quarter of 2013.  Full year 2014 GAAP net income was $42.1 million or $0.53 per diluted share compared to $11.5 million or $0.15 per diluted share for full year 2013.

During the fourth quarter of 2014, we concluded that the valuation allowance for certain of our U.S. federal and state deferred tax assets, with the exception of the deferred tax assets related to R&D credits and foreign tax credits, as well as our California deferred tax assets, is no longer required. Accordingly, we recognized a non-recurring, non-cash tax benefit of $30.1 million related to the valuation allowance reversal.

Non-GAAP net income for the fourth quarter of 2014 was $6.9 million, or $0.09 per diluted share, compared with a non-GAAP net income of $8.8 million, or $0.11 per diluted share, for the third quarter of 2014, and a non-GAAP net income of $4.1 million, or $0.05 per diluted share, for the fourth quarter of 2013.  Full year 2014 non-GAAP net income was $23.3 million or $0.29 per diluted share compared to $22.9 million or $0.29 per diluted share for full year 2013. Non-GAAP net income for these periods excludes stock-based compensation expense, amortization of intangible assets, business acquisition related expenses, gain from business acquisition, gain from sale of a privately held company investment, restructuring expense, other than temporary impairment of a privately-held company investment, impairment of intangible assets, recovery related to previously written-down inventory, proceeds from a legal settlement, other income from prepaid royalty settlement and non-cash tax benefit related to the valuation allowance reversal.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

Lattice Semiconductor Tender Offer

On January 26, 2015, we signed a definitive agreement, pursuant to which Lattice Semiconductor Corporation (NASDAQ: LSCC) will acquire Silicon Image in an all-cash tender offer of $7.30 per share. The transaction has been unanimously approved by the boards of directors of both companies and is expected to close by the end of March 2015. Closing of the tender offer is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and there being validly tendered and not withdrawn a number of shares of Silicon Image common stock equal to at least a majority of the total outstanding shares of Silicon Image common stock.

First Quarter 2015 Outlook and Conference Call

Due to the pending acquisition of Silicon Image by Lattice Semiconductor Corporation, Silicon Image will not provide guidance for the first quarter 2015 and has canceled its customary earnings conference call.

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as stock-based compensation expense, amortization of intangible assets, business acquisition related expenses, gain from business acquisition, gain from sale of a privately held company investment, restructuring expense, other than temporary impairment of a privately held company investment, impairment of intangible assets, recovery related to previously written-down inventory, proceeds from a legal settlement, other income from prepaid royalty settlement and non-cash tax benefit related to the valuation allowance reversal which do not reflect the cash operating results of the business. Silicon image also excludes certain items that are unusual and one-time events such as business acquisition related expenses, gain from sale of a privately held company investment and proceeds from a legal settlement. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

About Silicon Image, Inc.

Silicon Image (NASDAQ: SIMG) is a leading provider of multimedia connectivity solutions and services for mobile, consumer electronics and PC markets.  Silicon Image’s semiconductor and intellectual property products feature wireless and wired technologies that deliver connectivity across a wide array of devices in the home, office and on the go.  Silicon Image has driven the creation of the industry standards HDMI®, DVI™, MHL® and WirelessHD®, and offers manufacturers comprehensive standards interoperability and compliance testing services via its wholly-owned subsidiary, Simplay Labs.  For more information, visit http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
Unaudited

	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenue:
Product	$44,421	$56,003	$46,949	$198,128	$227,308
Licensing	22,206	14,325	14,428	59,924	49,098
Total revenue	66,627	70,328	61,377	258,052	276,406
Cost of revenue and operating expenses:
Cost of product revenue (1)(2)(3)	23,093	27,760	22,897	100,462	112,940
Cost of licensing revenue	-	10	267	30	881
Research and development (4)	19,867	17,772	19,787	72,012	76,994
Selling, general and administrative (5)	16,534	15,101	16,046	63,666	64,736
Restructuring expense (6)	3,702	(463)	1,307	3,481	1,783
Amortization and impairment of acquisition-related intangible assets	606	1,168	230	2,492	1,116
Total cost of revenue and operating expenses	63,802	61,348	60,534	242,143	258,450
Income from operations	2,825	8,980	843	15,909	17,956
Gain from sale of a privately held company investment	-	4,071	-	4,071	-
Proceeds from legal settlement	-	-	-	-	1,275
Other than temporary impairment of a privately-held company investment	-	-	-	-	(1,500)
Interest income and other, net	(76)	260	144	1,245	1,203
Income before provision for income taxes and equity in net loss of an unconsolidated affiliate	2,749	13,311	987	21,225	18,934
Income tax expense (benefit)	(28,034)	3,013	1,837	(20,980)	6,955
Equity in net loss of an unconsolidated affiliate	-	-	114	150	489
Net income (loss)	30,783	10,298	(964)	42,055	11,490
Less: Net income (loss) attributable to noncontrolling interest	(51)	-	-	(51)	-
Net income (loss) attributable to the stockholders	$30,834	$10,298	$(964)	$42,106	$11,490

Net income (loss) per share – basic	$0.40	$0.13	$(0.01)	$0.54	$0.15
Net income (loss) per share – diluted	$0.39	$0.13	$(0.01)	$0.53	$0.15
Weighted average shares – basic	77,568	78,297	77,417	77,967	77,399
Weighted average shares – diluted	78,889	79,670	77,417	79,571	79,065

(1) Includes restructuring expense	$343	$-	$284	$343	$284
(2) Includes amortization of acquisition-related intangible assets	$225	$225	$225	$900	$975
(3) Includes stock-based compensation expense	$159	$154	$152	$634	$603
(4) Includes stock-based compensation expense	$807	$845	$852	$3,357	$3,576
(5) Includes stock-based compensation expense	$1,172	$1,355	$1,687	$5,822	$6,336
(6) Includes stock-based compensation expense	$67	$52	$-	$193	$-

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
Unaudited

	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP net income (loss)	$30,783	$10,298	$(964)	$42,055	$11,490
Non-GAAP adjustments:
Stock-based compensation expense (1)	2,205	2,406	2,691	10,006	10,515
Amortization of intangible assets (2)	831	917	455	2,916	1,916
Amortization of intangible assets of an unconsolidated affiliate (2)	-	-	40	40	168
Strategic initiative and acquisition related expenses (2)	-	-	1,000	138	1,000
Gain from business acquisition (2)	-	-	-	(361)	-
Gain from sale of a privately held company investment (2)	-	(4,071)	-	(4,071)	-
Restructuring expense (3)	3,978	(515)	1,591	3,631	2,067
Other than temporary impairment of a privately-held company investment (3)	-	-	-	-	1,500
Impairment of intangible asset (3)	-	476	-	476	175
Recovery of certain unsalable inventory (3)	-	-	(825)	-	(1,785)
Proceeds from legal settlement (3)	-	-	-	-	(1,275)
Other income from prepaid royalty settlement (3)	-	-	-	(639)	-
Non-GAAP net income before tax adjustments	37,797	9,511	3,988	54,191	25,771
Tax adjustments (4)	(30,963)	(744)	89	(30,943)	(2,864)
Non-GAAP net income	6,834	8,767	4,077	23,248	22,907
Less: Net income (loss) attributable to noncontrolling interest	(51)	-	-	(51)	-
Net income attributable to the stockholders	$6,885	$8,767	$4,077	$23,299	$22,907

Non-GAAP net income per share — basic	$0.09	$0.11	$0.05	$0.30	$0.30
Non-GAAP net income per share — diluted	$0.09	$0.11	$0.05	$0.29	$0.29
Weighted average shares — basic	77,568	78,297	77,417	77,967	77,399
Weighted average shares — diluted	78,889	79,670	78,990	79,571	79,065

Stock-based compensation expense is composed of the following:
Cost of revenue	$159	$154	$152	$634	$603
Research and development	807	845	852	3,357	3,576
Selling, general and administrative	1,172	1,355	1,687	5,822	6,336
Restructuring expense	67	52	-	193	-
Total	$2,205	$2,406	$2,691	$10,006	$10,515

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation expense as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our strategic initiative and acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; or relating to our unconsolidated affiliate, (ii) strategic initiative and acquisition-related charges, (iii) gain from business acquisition and (iv) gain from sale of a privately held company investment. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. In the second quarter of fiscal 2014, we finalized the acquisition of the remaining ownership interest in UpdateLogic, Inc., resulting in acquisition-related charges and gain from business acquisition. In the third quarter of fiscal 2014, we finalized the sale of our minority interest in a privately held company to another entity resulting in a gain.  We do not expect expenses of similar nature to be paid or gain of similar nature to be received in our normal course of business and consider it infrequent and non-recurring. We believe that providing non-GAAP information for strategic initiatives and acquisition-related expense items, gain from business acquisition and gain from sale of a privately held company investment in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs, (ii) other than temporary impairment of a privately held company investment, (iii) impairment of intangible assets, (iv) recovery related to previously written-down inventory, (v) proceeds from a legal settlement and (vi) other income from prepaid royalty settlement. It is difficult to estimate the amount or timing of these items in advance. Restructuring charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Other than temporary impairment of a privately held company investment was recorded due to the conclusion that the possibility is remote that we will exercise our warrants to purchase the entity’s preferred stock or that we will realize any other value from these investments. We recognized impairment of an intangible asset because the sum of its estimated future undiscounted cash flows used to test for recoverability is less than its carrying value. We entered into a settlement with a vendor and received a recovery related to previously written-down inventory. Proceeds from a legal settlement relates to our acquisition of SiBEAM, Inc. on May 16, 2011. Other income from prepaid royalty settlement relates to the termination of an HDMI rebate agreement with one of the HDMI adopters. We do not expect other income or proceeds of similar nature to be recognized or received in our normal course of business and consider it infrequent and non-recurring. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three and twelve months ended December 31, 2014 and 2013 and the three months ended September 30, 2014, our non-GAAP tax rate was approximately 30% of non-GAAP pre-tax income. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes. During the fourth quarter of 2014, we recognized a non-recurring, non-cash tax benefit of $30.1 million related to the valuation allowance reversal.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$116,219	$82,220
Short-term investments	48,116	56,003
Accounts receivable, net	23,693	34,729
Inventories	17,146	11,727
Prepaid expenses and other current assets	6,912	7,733
Deferred income taxes	2,095	191
Total current assets	214,181	192,603
Property and equipment, net	15,295	14,676
Deferred income taxes, non-current	28,106	4,368
Intangible assets, net	15,729	10,348
Goodwill	30,333	21,646
Other assets	1,644	8,498
Total assets	$305,288	$252,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$13,461	$12,894
Accrued and other current liabilities	25,473	20,622
Deferred margin on sales to distributors	8,663	9,634
Deferred license revenue	2,254	2,742
Total current liabilities	49,851	45,892
Other long-term liabilities	13,905	16,522
Total liabilities	63,756	62,414
Redeemable noncontrolling interest	7,000	-
Stockholders’ equity	234,532	189,725
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$305,288	$252,139

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$42,055	$11,490
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	6,477	6,270
Stock-based compensation expense	10,006	10,515
Amortization of investment premium	876	1,048
Tax benefits from employee stock-based transactions	130	354
Amortization and impairment of intangible assets	5,119	3,124
Gain from business acquisition	(361)	-
Deferred income taxes	(31,166)	426
Excess tax benefits from employee stock-based transactions	(130)	(354)
Non-operating proceeds from legal settlement	-	(1,275)
Other than temporary impairment of a privately-held company investment	-	1,500
Equity in net loss of unconsolidated affiliate	150	489
Others	270	152
Changes in assets and liabilities:
Accounts receivable	11,248	2,818
Inventories	(5,419)	(459)
Prepaid expenses and other assets	(1,791)	94
Accounts payable	895	2,208
Accrued and other liabilities	4,645	941
Deferred margin on sales to distributors	(971)	557
Deferred license revenue	(1,468)	(706)
Cash provided by operating activities	40,565	39,192
Cash flows from investing activities:
Proceeds from sales of short-term investments	27,192	62,699
Purchases of short-term investments	(20,263)	(41,053)
Cash used in business acquisition, net of cash acquired	(13,464)	-
Purchases of property and equipment	(7,739)	(5,761)
Proceeds from sale of a privately held company investment	7,571	-
Proceeds from legal settlement	-	1,275
Investment in privately-held companies	-	(1,500)
Cash paid for assets purchased from a privately-held company	-	(300)
Advances for intellectual properties	(915)	(2,031)
Other	-	103
Cash provided by (used in) investing activities	(7,618)	13,432
Cash flows from financing activities:
Proceeds from employee stock program	6,467	5,545
Excess tax benefits from employee stock-based transactions	130	354
Repurchase of restricted stock units for income tax withholding	(1,645)	(1,981)
Payment to acquire treasure shares	(10,832)	(3,005)
Proceeds from redeemable noncontrolling interest	7,000	-
Cash paid to settle contingent consideration liabilities	(27)	(81)
Cash provided by financing activities	1,093	832
Effect of exchange rate changes on cash and cash equivalents	(41)	(305)
Net increase in cash and cash equivalents	33,999	53,151
Cash and cash equivalents — beginning of year	82,220	29,069
Cash and cash equivalents — end of year	$116,219	$82,220
Supplemental cash flow information:
Cash payment for income taxes	$(7,420)	$(6,476)
Restricted stock units vested	$4,992	$5,617
Property and equipment and other assets purchased but not paid for	$348	$668
Unrealized loss on available-for-sale securities	$(36)	$(223)